CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK

                              TII INDUSTRIES, INC.


        TII INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        1. The Certificate of Incorporation of the Corporation, as amended and restated, authorizes the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share, in one or more series as determined from time to time by the Board of Directors of the Corporation, and expressly vests in the Board of Directors of the Corporation the authority to designate each series and the number of shares thereof and to fix and determine the preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof.

        2. The Securities Committee of the Board of Directors of the Corporation, pursuant to the authority expressly vested in it by the Board of Directors of the Corporation pursuant to Section 141(c)(1) of the General Corporation Law of the State of Delaware, on January 23, 1998 adopted the following resolutions creating a series of 5,000 shares of Preferred Stock, designated, "Series C Convertible Preferred Stock" pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, as amended and restated, a series of the Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and number thereof and the preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

        1. DESIGNATION AND AMOUNT OF THE SERIES. The shares of the series of Preferred Stock created by this resolution shall be designated as Series C Convertible Preferred Stock, $1.00 par value per share (hereinafter referred to as the "PREFERRED SHARES"), and the number of shares constituting such series shall be 5,000. Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of Preferred Shares to a number less than that of the Preferred Shares then outstanding.

        2. HOLDER'S CONVERSION OF PREFERRED SHARES. A holder of Preferred Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's Common Stock, $0.01 par value per share (the "COMMON STOCK"), on the following terms and conditions:

                (a)     CONVERSION  RIGHT.  Subject  to the  provisions  of this
Section 2 and Sections 3, 4, 12 and 15 below, at any time or times beginning on and including the day which is one hundred twenty-one (121) days after the Closing Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded up to the nearest whole share in accordance with
Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares which such holder has elected to convert, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period).

                (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Sections
(2)(a) and 2(g) shall be determined according to the following formula (the "CONVERSION RATE"):

                                     $1,000
                               -------------------
                                Conversion Price

        For purposes of this Certificate of Designation, the following terms shall have the following meanings:

                        (i) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein; provided, however, that during the period ending on and including the date which is 180 days after the Closing Date, the Conversion Price shall be the Fixed Conversion Price (as defined below), except that this proviso shall not apply on and after the date of the occurrence of a Triggering Event (as defined in Section 3(d) below) or the public announcement or occurrence of a Major Transaction (as defined in Section 3(c) below).

                        (ii) "FIXED CONVERSION PRICE" means 125% of the Market Price on the Closing Date subject to adjustment as provided herein;

                        (iii) "FLOATING CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by either (i) 95% of the Market Price as of such date or (ii) if the sum of the Company's cash, cash equivalents and marketable securities at December 26, 1997 as same will be reflected in the Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 1997, adjusted to give effect to receipt by the Company of the proceeds from the sale of the Preferred Shares and Warrants accompanying the Preferred Shares is less than $6.0 million, 90% of the Market Price as of such date, as applicable;

                        (iv) "CONVERSION PERCENTAGE" means 100%, subject to adjustment as provided in Section 2(c);

                        (v) "MARKET PRICE" means, with respect to any security for any date, the average of the Closing Bid Prices (as defined below) for such security during the ten consecutive trading days immediately preceding such date;

                        (vi) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on the Nasdaq National Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq National Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the Nasdaq electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. for such day. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock, split or other similar transaction during such period).

                        (vii) "CLOSING DATE" and "ISSUANCE DATE" mean the date the Preferred Shares are first issued.

                (c)     EFFECT OF FAILURE TO OBTAIN AND  MAINTAIN  EFFECTIVENESS
OF REGISTRATION STATEMENT. If the registration statement (the "REGISTRATION STATEMENT") covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the Buyers referred to therein (the "REGISTRATION RIGHTS AGREEMENT") is not (i) filed within thirty (30) days of the Closing Date (the "SCHEDULED FILING DATE"), (ii) declared effective by the United States Securities and Exchange Commission (the "SEC") on or before the earlier of (x) five (5) business days after the Securities and Exchange
Commission advises the Company that it will not review the Registration Statement or has no further comments thereon and will entertain a request to accelerate the effectiveness of the Registration Statement or (y) one hundred twenty (120) days after the Closing Date (the "SCHEDULED EFFECTIVE DATE"), or
(iii) if after the Registration Statement has been declared effective by the SEC, sales of all the shares of Common Stock issued or issuable upon conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions of the Preferred Shares or sales of the underlying Common Stock) cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise, provided that such inability to sell shares is not due to the action or inaction of the Buyers), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

                        (A) CONVERSION PERCENTAGE. The Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the product of (I) .06 and (II) the sum of (x) the number of days after the Scheduled Effective Date until (but excluding) the date that the relevant Registration Statement is declared effective by the SEC and (y) the number of days that sales cannot be made pursuant to the Registration Statement in accordance with the Registration Rights Agreement after the Registration Statement has been declared effective, without including the number of days during any Grace Period (as defined in the Registration Rights Agreement) (such number of days being collectively referred to herein as the "REGISTRATION STATEMENT DEFAULT DAYS"). (For example, if the Registration Statement becomes effective thirty (30) days after the Scheduled Effective Date (regardless of when the Registration Statement is filed), the Conversion Percentage would be 98.2% percent until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of forty (40) additional days, the Conversion Percentage would then be 95.8%); and

                        (B) FIXED CONVERSION PRICE. The Fixed Conversion Price in effect at such time shall be reduced by an amount equal to the product of (I) the Fixed Conversion Price in effect as of the Closing Date and (II)
 .0006 multiplied by (III) Registration Statement Default Days. The Registration Statement Default Days shall not include the number of days during any Grace Period (as defined in the Registration Rights Agreement). (For example, assuming for purposes of this Section 3(c)(B) only that the Fixed Conversion Price equals $5.00, if the Registration Statement becomes effective thirty (30) days after the Scheduled Effective Date, the Fixed Conversion Price would be $4.91 until any subsequent adjustment; if thereafter sales could not be made pursuant to the

Registration Statement for a period of forty (40) additional days, the Fixed Conversion Price would then be $4.79.)

                (d)     ADJUSTMENT  TO  CONVERSION  PRICE -- DILUTION  AND OTHER
EVENTS. In order to prevent dilution of the rights granted under this Certificate of Designation, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d). No adjustment of the Conversion Price shall be made if the result of the computation would be to adjust the Conversion Price by an amount less than $.02 (and any fraction of a cent shall be rounded down to the nearest cent) but, in that event, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to $.02 or more.

                        (i) ADJUSTMENT OF FIXED CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the date of issuance of the Preferred Shares, the Company issues or sells, or is deemed to have issued or sold as hereinafter provided, any shares of Common Stock for a consideration per share less than the Fixed Conversion Price in effect immediately prior to such time (the "APPLICABLE PRICE"), then immediately after such issue or sale, the Fixed Conversion Price shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and
(y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. No adjustment shall be made with respect to shares of Common Stock deemed to have been issued by the Company in connection with the issuance or conversion of Preferred Shares, the issuance or exercise of the Warrants (as defined in the Securities Purchase Agreement between the Company and the initial holders of the Preferred Shares (the "SECURITIES PURCHASE AGREEMENT"), the issuance of shares upon the exercise of options, warrants and Convertible Securities outstanding on January 23, 1998 (as set forth in the Securities Purchase Agreement), the grant or exercise of options under an Approved Stock Plan (as defined below) or an Excluded Issuance (as defined below). For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:

                        (A) ISSUANCE OF OPTIONS. If, after January 23, 1998, the Company in any manner grants any rights or options to subscribe for or to purchase (i) Common Stock (other than pursuant to an Approved Stock Plan or the Warrants) or (ii) any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible
Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                        (B) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for the price per share for which Common Stock is issuable upon such conversion or exchange. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                        (C) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Fixed Conversion Price in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. Nothing in this Section 2(d)(i)(C) shall be construed to require any readjustment to the Fixed Conversion Price where the Board of Directors of the Company votes to reprice at fair market value any rights or options to subscribe for or to purchase

Common Stock granted pursuant to an Approved Stock Plan in order to provide appropriate employee incentives.

                        (D) CERTAIN DEFINITIONS. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following terms shall have the meanings set forth below:

                                (I)     "APPROVED  STOCK  PLAN"  shall  mean any
contract, plan or agreement which has been, or may in the future be, approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider.

                                (II)    "COMMON STOCK DEEMED OUTSTANDING" means,
at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding at such given time pursuant to Sections 2(d)(i)(A) and 2(d)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares.

                                (III)   "EXCLUDED  ISSUANCE"  shall mean (i) any
underwritten public offering by the Company consisting solely of Common Stock, with or without warrants and other rights to purchase Common Stock, including Convertible Securities (and warrants issued to the underwriter therefor as part of the underwriters' compensation), (ii) any transaction involving the Company's issuance of securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (iii) any issuance of securities by a subsidiary of the Company, and (iv) any issuance of securities by the Company as consideration for the acquisition of a license or a business by the Company; provided that (x) in each instance under clause (ii) immediately above the consideration received by the Company for each such share of Common Stock issued is not less than the lesser of (A) the Closing Bid Price as of the date on which the Company's Board of Directors authorizes the issuance of such shares and (B) the average of the Closing Bid Prices for the Common Stock for the twenty (20) consecutive trading days immediately preceding the date on which the Company's Board of Directors authorizes the issuance of such shares, and (y) in each instance under clause (ii) above the consideration received by the Company for each such share of Common Stock issued (exclusive of underwriting discounts, commissions and expense allowances and exclusive of expenses of the Company) is not less than 95% of the Closing Bid Price on the date on which the Company and the underwriter agree upon the public offering price for such shares.

                        (E) EFFECT ON FIXED CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:

                                (I)     CALCULATION OF  CONSIDERATION  RECEIVED.
If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Bid Prices of such securities on the twenty (20) consecutive trading days immediately preceding the date of receipt. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.

                              (II) INTEGRATED  TRANSACTIONS.  In case any Option
is issued in
connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration equal to the difference between the total consideration received by the Company and the consideration (calculated pursuant to the foregoing clause (I)) deemed received by the Company for such other securities.

                                (III)   TREASURY SHARES. The number of shares of
Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, but the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                (IV)    RECORD  DATE.  If the Company  issues to
holders of Common Stock rights entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (2) rights to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock or any other securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                (ii) ADJUSTMENT OF FIXED CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                (iii) ADJUSTMENT OF FLOATING CONVERSION PRICE UPON ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "VARIABLE PRICE") and such Variable Price is not calculated using the same formula used to calculate the Floating Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("VARIABLE NOTICE") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding provide written notice via facsimile and overnight courier (the "VARIABLE PRICE ELECTION NOTICE") to the Company within five (5) business days of receiving a Variable Notice that such holders desire to replace the Floating Conversion Price then in effect with the Variable Price described in such Variable Notice, the Company shall prepare and deliver to each holder of the Preferred Shares via facsimile and overnight courier a copy of an amendment to this Certificate of Designation (the "VARIABLE PRICE AMENDMENT") that substitutes the Variable Price for the Floating Conversion Price (together with such modifications to this Certificate of Designation as may be required to give full effect to the substitution of the Variable Price for the Floating Conversion Price) no less than five (5) business days nor more than ten (10) business days after receipt of the requisite number of Variable Price Election Notices set forth above. The Company shall file such Variable Price Amendment with the Secretary of State of the State of Delaware no less than five (5) business days nor more than ten (10) business days after delivery of the Variable Price Amendment to the holders of the Preferred Shares; provided that in the event that the Company receives a notice prior to the filing of the Variable Price Amendment from any holder who has delivered a Variable Price Election Notice in connection with such Variable Price Amendment that such holder objects to the form of the Variable Price Amendment, the Company shall not file such Variable Price Amendment until such time as the Variable Price Amendment has been revised to the reasonable satisfaction of such holder and approved in writing by the holders of the Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding. Except as provided in the preceding proviso, a holder's delivery of a Variable Price Election Notice shall serve as the consent required to amend this Certificate of Designation pursuant to Section 12 below. If the Company does not receive the requisite number of Variable Price Election Notices within seven (7) business days after it has given Variable Notices to all holders of Preferred Shares, the holders of Preferred Shares shall be deemed to have elected not to replace the Floating Conversion Price then in effect.

                (iv) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock acquirable and receivable upon the conversion of such holder's Preferred Shares immediately prior to such Organic Change, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this
Section 2(d) and Section 2(e) below will thereafter be applicable, as closely as practicable, to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                (v) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features other than rights to be settled exclusively in cash), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

                (vi)    NOTICES.

                (A) As soon as practicable, upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                (B) The Company will give written notice to each holder of Preferred Shares at least ten (10) business days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, but in no event shall such notice be provided to such holder prior to such information being made known to the public.

                (C) The Company will also give written notice to each holder of Preferred Shares at least ten (10) business days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

        (e) PURCHASE RIGHTS. In addition to any adjustments of the Conversion Price pursuant to Section 2(d) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then (i) the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights and (ii) no adjustment shall be made to the Fixed Conversion Price pursuant to Section 2(d).

        (f) MECHANICS OF CONVERSION. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4 below:

                (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE"), to the Company, and (B) surrender to a common carrier for delivery to the Company or its designated transfer agent (the "TRANSFER AGENT") as soon as practicable following such date, the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall promptly (but no later than the next business day following the date of receipt) send, via facsimile (provided such holder has filed a facsimile address with the Company, included in such Conversion Notice; otherwise in accordance with the provisions of
Section 17 herein), a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next business day following the date of receipt, (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee for the number of shares of Common Stock to which the holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company (if so designated by the holder in the Conversion Notice). If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company or Transfer Agent, as the case may be, shall, as soon as practicable and in no event later than two (2) business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                (iii)   DISPUTE  RESOLUTION.  In the case of a dispute as to the
determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight
(48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                (iv) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                (v)     COMPANY'S FAILURE TO TIMELY CONVERT.  If within ten (10)
business days of the Company's or the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and the originally executed Conversion Notice the Company shall fail to issue a certificate to a holder or credit the holder's balance account with The Depository Trust Company for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay (on the last day of each calendar month during which any such failure exists) additional damages to such holder for each date on and after the tenth (10th) business day after the Company's receipt of such Conversion Notice that such conversion is not timely effected in an amount equal to 0.25% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 2(f)(ii) and the holder thereof has elected to convert same, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate which such holder has elected to convert, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii) and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 2(f)(ii).

        (g) MANDATORY CONVERSION. If any Preferred Shares remain outstanding on the Mandatory Conversion Date (as defined below), then all such Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Mandatory Conversion Date. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. "MANDATORY CONVERSION DATE" means the date which is five (5) years after the Closing Date, plus such number of days as the Mandatory Conversion Date may be extended pursuant to Section 4(k) of the Securities Purchase Agreement or Section 3(f) of the Registration Rights Agreement. All shares so mandatorily converted shall cease to be outstanding on the Mandatory Conversion Date and shall thereupon only be entitled to receive the number of shares of Common Stock issuable upon such conversion upon submission of the applicable Preferred Stock Certificates.

        (h) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall pay for such fraction of a share of Common Stock in cash based on the Market Value of such fractional share on the Conversion Date.

        (i) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Preferred Shares.

        (j) CONVERSION RESTRICTIONS. Without the prior consent of the Company, a holder of Preferred Shares (together with such holder's direct or indirect transferee) shall not be entitled to convert in any thirty (30) day period while such Preferred Shares are convertible more than one-third (1/3) of the aggregate number of Preferred Shares purchased by such holder (and such holder's direct or indirect transferee) on the Issuance Date. Notwithstanding the foregoing, the conversion restriction set forth in this Section 2(j) shall not apply if an event constituting a Major Transaction (as defined in Section 3(c) below) or a Triggering Event (as defined in Section 3(d) below) shall have occurred or been publicly announced and be continuing.

        (k) ADJUSTMENT OF CONVERSION RESTRICTIONS UPON ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock and are subject to (i)
restrictions on the amount of shares that can be converted, or (ii) no restrictions on the amount of shares that can be converted (the restriction on conversions or lack thereof being herein referred to as the "CONVERSION RESTRICTION"), and such Conversion Restriction is not formulated with using the same time periods and percentages used in Section 2(j), then the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("CONVERSION RESTRICTION NOTICE") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding which remain subject to the restrictions in Section (j) provide written notice via facsimile and overnight courier (the "CONVERSION RESTRICTION ELECTION NOTICE") to the Company within five (5) business days of receiving a Conversion Restriction Notice that such holders desire to replace the conversion restrictions set forth in Section 2(j) then in effect with the Conversion Restriction described in such Conversion Restriction Notice, the Company shall prepare and deliver to each holder of the Preferred Shares via facsimile and overnight courier a copy of an amendment to this Certificate of Designation (the "CONVERSION RESTRICTION AMENDMENT") that substitutes the Conversion Restriction for conversion restrictions set forth in Section 2(j) (together with such modifications to this Certificate of Designation as may be required to give full effect to the substitution of the Conversion Restriction for the conversion restrictions set forth in Section 2(j)) within five (5) business days after receipt of the requisite number of Conversion Restriction Election Notices set forth above. The Company shall file such Conversion Restriction Amendment with the Secretary of State of the State of Delaware within five (5) business days after delivery of the Conversion Restriction Amendment to the holders of the Preferred Shares; provided that in the event that the Company receives a notice prior to the filing of the Conversion Restriction Amendment from any holder who has delivered a Conversion Restriction Election Notice in connection with such Conversion Restriction Amendment that such holder objects to the form of the Conversion Restriction Amendment, the Company shall not file such

Conversion Restriction Amendment until such time as the Conversion Restriction Amendment has been revised to the reasonable satisfaction of such holder and approved in writing by the holders of the Preferred Shares representing at least two-thirds (2/3) of the Preferred Shares then outstanding. Except as provided in the preceding proviso, a holder's delivery of a Conversion Restriction Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 12 below.

        (l) CONVERSION AT THE OPTION OF THE COMPANY. At any time or times on or after the date which is three (3) years after the Issuance Date, the Company shall have the right, in its sole discretion, to require that any or all of the outstanding Preferred Shares issued on such Issuance Date be converted ("CONVERSION AT COMPANY'S ELECTION") at the Conversion Rate; provided that the Conditions to Conversion at Company's Election (as defined below) are satisfied. The Company shall exercise its right to Conversion at Company's Election by providing each holder of such Preferred Shares written notice ("NOTICE OF CONVERSION AT COMPANY'S ELECTION") at least thirty (30) days prior to the date selected by the Company for conversion ("COMPANY'S ELECTION CONVERSION DATE"). If the Company elects to require conversion of some, but not all, of such Preferred Shares, the Company shall convert an amount from each then holder of such Preferred Shares equal to such holder's pro rata amount (based on the number of Preferred Shares then held by such holder relative to the number of Preferred Shares outstanding on Company's Election Conversion Date) of all
Preferred Shares the Company is requiring to be converted. The Notice of Conversion at Company's Election shall indicate (x) the number of Preferred Shares the Company has selected for conversion, (y) the Company's Election Conversion Date, which date shall be not less than thirty (30) or more than forty (40) days after the Company's giving of such notice, and (z) each holder's pro rata share of outstanding Preferred Shares. All Preferred Shares selected for conversion in accordance with the provision of this Section 2(l) shall be converted as of the Company's Election Conversion Date in accordance with this
Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date. All Preferred Shares so called for conversion shall cease to be outstanding on the Company's Election Conversion Date and shall thereupon only be entitled to receive the number of shares of Common Stock issuable upon such conversion upon submission of the applicable Preferred Stock Certificates. All holders of Preferred Shares shall thereupon and within two (2) business days of the Company's Election Conversion Date surrender all Preferred Stock Certificates selected for conversion, duly endorsed for cancellation, to the Company or the Transfer Agent. "CONDITIONS TO CONVERSION AT COMPANY'S ELECTION" means the following conditions: (i) unless paragraph (k) of Rule 144 promulgated under the Securities Act of 1933, as amended ("RULE 144") is available with respect to the sale of such Conversion Shares, on each day during the period beginning twenty (20) days prior to the Notice of Conversion at the Company's Election and ending on and including the Company's Election Conversion Date, the Registration Statement shall be effective and available for the sale of the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares, including the Conversion Shares to be issued pursuant to such Conversion at the Company's Election (up to the Exchange Cap allocable to such Preferred Shares pursuant to Section 11), (ii) on each day during the period beginning twenty (20) days prior to the date of the Company's Notice of Conversion at

Company's Election and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. and is not suspended from trading; (iii) none of the holders shall have been subject to a lockup agreement under Section 4(k) of the Securities Purchase Agreement at any time during the period beginning twenty (20) days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date; (iv) the Company shall have timely delivered Conversion Shares with respect to such Conversion at Company's Election, and (v) the Company has otherwise satisfied its obligations in all material respects under, and is not then in default under, this Certificate of Designation, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants issued in conjunction with the original issuance of the Preferred Shares. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Conversion Date (and, after such holder's receipt of the Notice of Conversion at Company's Election, without regard to the conversion limitations set forth in Section 2(j) above other than the restrictions contained in Sections 4 and 11 which shall continue to pertain).

        3.      REDEMPTION AT OPTION OF HOLDERS.

                (a) REDEMPTION OPTION UPON MAJOR TRANSACTION. In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) $1,150 and (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m.
(noon), New York City Time, time on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed ("MAJOR TRANSACTION REDEMPTION PRICE").

                (b) REDEMPTION OPTION UPON TRIGGERING EVENT. In addition to all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) $1,150, and (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price calculated as of the last date on which the exchange or market on which the Common Stock is traded is open immediately preceding such Triggering Event ("TRIGGERING EVENT REDEMPTION PRICE" and, collectively with "MAJOR TRANSACTION REDEMPTION PRICE," the "REDEMPTION PRICE").

                (c) "MAJOR TRANSACTION". A "MAJOR TRANSACTION" shall be deemed to have occurred at such time as any of the following events:

                        (i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or changing the Company into a holding or operating company);

                        (ii) the sale or transfer of all or substantially all of the Company's assets; or

                        (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

                (d) "TRIGGERING EVENT". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                        (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is two hundred forty
(240) days after the Closing Date;

                        (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive trading days (in addition to any days during a Grace Period (as defined in Section 3(f) of the Registration Rights Agreement)), provided that the cause of such lapse or unavailability is not due to factors primarily within the control of such holder of Preferred Shares;

                        (iii) the failure of the Common Stock to be listed on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of seven (7) consecutive days; or

                        (iv) the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 4(a) below.

                (e) MECHANICS OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares. At any time after receipt of a Notice of Major Transaction, the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding may require the Company to redeem all of the holders' Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a) above.

                (f) MECHANICS OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time after receipt of a Notice of Triggering Event, any holder of the Preferred Shares then outstanding may require the Company to redeem all or any portion of the Preferred Shares held by such holder by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b) above. Notwithstanding the foregoing, if (A) the Triggering Event is one described in
Section 3(d)(ii) above, and (B) such lapse discontinues and a holder of Preferred Shares receives notice from the Company that the lapse in the effectiveness of the Registration Statement no longer continues prior to such holder's delivery to the Company of the holder's Notice of Redemption at Option of Buyer Upon Triggering Event, then the holder shall no longer have the right to deliver a Notice of Redemption at Option of Buyer Upon Triggering Event to the Company with respect to such lapse and any outstanding Notices of Redemption at Option of Buyer Upon Triggering Event shall be deemed canceled AB INITIO.

                (g) PAYMENT OF REDEMPTION PRICE. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding the Company shall immediately notify each holder by facsimile of the Company's receipt of such requisite notice(s) necessary to effect a redemption and each holder of Preferred Shares shall thereafter promptly send such holder's Preferred Stock Certificates to be redeemed to the Company or its Transfer
Agent. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event and each holder which has sent such a notice shall promptly submit to the Company or its Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price to such holder within ten (10) business days after the Company's receipt of the requisite notices required to effect a redemption; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company or its Transfer Agent; provided further that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation and the Securities Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of Preferred Shares submitted for redemption, such holder shall have the option, in the case of a Notice of Redemption at Option of Buyer Upon Triggering Event, and, in the event of a Notice of Redemption at Option of Buyer Upon Major Transaction, the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding (including Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable Redemption Price has not been paid) shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the Preferred Shares that were submitted for redemption by such holder(s) under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid, and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction.

        4.      INABILITY TO FULLY CONVERT.

                (a) HOLDER'S OPTION IF COMPANY CANNOT FULLY CONVERT. If, upon the Company's receipt of a Conversion Notice, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the

Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation by reason of the Exchange Cap (as defined in Section 11 below), from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (z) unless paragraph (k) of Rule 144 is available with respect to such Conversion Shares, fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above without violating any of the foregoing and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                        (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the Triggering Event Redemption Price as of such Conversion Date;

                        (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above;

                        (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice; or

                        (iv)    if the  Company's  inability  to  fully  convert
Preferred Shares is pursuant to the Exchange Cap described in Section 4(a)(y) above, require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above at a Conversion Price equal to the Market Price on the Closing Date.

                (b) MECHANICS OF FULFILLING HOLDER 'S ELECTION. The Company shall immediately send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder must within ten
(10) business days of the Company's giving of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT") of its election pursuant to Section 4(a) above. If such holder fails to timely deliver such Notice in Response to Inability to Convert, such holder shall be deemed to have made the election contemplated by
Section 4(a)(iii).

                (c) PAYMENT OF REDEMPTION PRICE. If such holder shall elect to have its shares redeemed pursuant to Section 4(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within ten (10) days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Preferred Shares. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such ten (10) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate".

                (d) PRO-RATA CONVERSION AND REDEMPTION. Conversion and Redemption shall be on a "first come, first served" basis. In the event the Company receives a Conversion Notice, a Notice of Redemption at Option of Buyer upon Major Transaction or a Notice of Redemption at Option of Buyer upon Triggering Event from more than one holder of Preferred Shares on the same day and the Company can convert and redeem some, but not all, of the Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Preferred Shares electing to have Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

        5. REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designation of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

        6. RESERVATION OF SHARES. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than the lesser of (a) the maximum number of shares it can issue without violating the Exchange Cap and (b)150% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible; provided further that such shares of Common Stock so reserved shall be allocated for issuance upon conversion of Preferred Shares pro rata among the holders of

Preferred Shares based on the number of Preferred Shares held by such holder relative to the total number of authorized Preferred Shares.

        7. VOTING RIGHTS. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designation.

        8.      DIVIDENDS. The Preferred Shares shall not bear any dividends.

        9. LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to $1,150 (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designation, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

        10. PREFERRED RANK. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the Board of Directors of the Company with the Secretary of State of the

State of Delaware containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

        11. RESTRICTION ON REDEMPTION AND CASH DIVIDENDS WITH RESPECT TO OTHER CAPITAL STOCK. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

        12. LIMITATION ON NUMBER OF CONVERSION SHARES. The Company shall not be obligated to issue upon conversion of the Preferred Shares, in the aggregate, more than 1,520,000 shares of Common Stock (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganizations and similar events relating to the Common Stock) (the "EXCHANGE CAP") if issuance of a larger number of shares of Common Stock would constitute a breach of the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc. or any other principal securities exchange or market upon which the Common Stock is or becomes traded. The Exchange Cap shall be allocated among the Preferred Shares pro rata based on the total number of authorized Preferred Shares.

        13. VOTE TO CHANGE THE TERMS OF OR ISSUE PREFERRED SHARES. Except to the extent a lesser or greater vote is permitted or required elsewhere in this Certificate of Designation, the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares shall be required for (1) any change to this Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares, or (2) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

        14. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

        15.     REDEMPTION AT OPTION OF THE COMPANY.

                By notice given ("NOTICE OF REDEMPTION AT COMPANY'S ELECTION") at any time or times on or prior to the date which is not more than one hundred twenty (120) days following the Closing Date, the Company shall have the right, in its sole discretion, to redeem any or all of the outstanding Preferred Shares ("REDEMPTION AT COMPANY'S OPTION") at a price per share of $1,150 (the "COMPANY REDEMPTION PRICE"). Notice of Redemption at Company's Election shall be given by facsimile (to the extent the Company has been provided a facsimile address by the holder of the Preferred Shares being redeemed) and overnight courier, not less than five (5) nor more than ten (10) business days prior to the date fixed for redemption (the "COMPANY REDEMPTION DATE"), to each holder of record of Preferred Shares to be redeemed; but neither the failure to give any such notice to one or more such holders nor any defect in any notice given shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state the Company Redemption Date, the number of Preferred Shares to be redeemed, and, if less than all the Preferred Shares held by such holder are to be redeemed, the number of Preferred Shares to be redeemed from such holder, the Company Redemption Price and the place or places where such Preferred Shares are to be surrendered for payment of the Company Redemption Price. Notice having been mailed as aforesaid, from and after the Company Redemption Date (unless default shall be made by the Company in providing money for the payment of the Company Redemption Price), the Preferred Shares called for redemption shall no longer be deemed to be outstanding, all rights of the holders thereof as shareholders of the Company shall cease and terminate except for the right to receive the Company Redemption Price and any right of conversion or exchange which may be exercisable (to the extent then exercisable) up to the close of business on the Company Redemption Date. Upon surrender of the Preferred Stock Certificates evidencing the Preferred Shares called for redemption in accordance with said notice, the Company shall make payment of the Company Redemption Price with respect thereto.

        16.     NOTICES.

                Any notice or demand authorized by this Certificate of Designation to be given shall be sufficiently given for all purposes if sent in the manner specifically provided for elsewhere in this Certificate of Designation or, if not specifically provided for, by facsimile (to the extent, in the case of a notice to a holder of Preferred Shares, the Company has been provided a facsimile address by such holder), overnight courier or United States certified mail, return receipt requested. Any notice or demand to the Company shall be addressed to it at TII Industries, Inc., 1385 Akron Street, Copiague, New York 11726, facsimile 516-789-2228, Attention: President; or at such other address as may be furnished in writing by the Company to holders of Preferred Shares. Any notice or demand to the Transfer Agent shall be addressed to it at Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606, facsimile 312-765-8052, Attention: Mr. Dennis M. Sneyers, or at such other address as may be furnished in writing by the Company or the Transfer Agent to the holders of Preferred Shares or the Company. Any notice to a holder of Preferred Shares shall be addressed to such holder at its address provided in such holder's Securities Purchase Agreement, or at such other address as may be furnished in writing by such holder (or such holder's direct or indirect transferee) to the Company. Unless otherwise specifically provided in this Certificate of Designation, notices and demands shall be effective when (i) sent by facsimile (provided a confirmation of transmission is mechanically generated and kept on file by the sending party and regardless of whether a copy is also sent by overnight courier), (ii) the first (1st) business day after sent by overnight courier (unless such notice has also been given by facsimile which results in an earlier effective notice date) or (iii) three (3) business days after being sent by certified mail return receipt requested.

        17.     MISCELLANEOUS

                (a) RETURN TO AUTHORIZED AND UNISSUED STATUS. Preferred Shares issued and reacquired or redeemed by the Corporation, or converted into shares of Common Stock shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

                (b) NO PREEMPTIVE RIGHTS. No holder of Preferred Shares of the Corporation shall, because of his ownership of such Preferred Shares, have a pre-emptive right to purchase, subscribe for or take any part of any shares of capital stock of the Corporation or any securities, convertible into, or warrants or options exercisable for, any shares of capital stock of the Corporation.

        IN  WITNESS  WHEREOF,   the  Company  has  caused  this  Certificate  of
Designation to be signed by Timothy J. Roach, its President and Chief Executive Officer, as of the 26th day of January 1998.


                                             TII INDUSTRIES, INC.


                                             By:  /s/ Timothy J. Roach
                                                -------------------------
                                                  Timothy J. Roach, President

Attest:


/s/ Virginia M. Hall
-------------------------------------
Virginia M. Hall, Assistant Secretary